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                                                                   Exhibit 99(i)


                       CONSENT OF MAYER, BROWN, ROWE & MAW


We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 7 to the Form N-1A Registration Statement of Morgan Stanley Strategic Adviser Fund, Inc., File No. 333-32231. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                MAYER, BROWN, ROWE & MAW


New York, NY May 1, 2002